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                                                     EXHIBIT 11.1



                          COPART, INC.

              COMPUTATION OF NET INCOME PER SHARE
                          (unaudited)


                                           Three months ended October 31,
                                        ----------------------------------
                                             1996                  1995
                                        ------------          ------------
 Weighted average common shares
   issued and outstanding                 12,647,600            12,380,800

 Common stock equivalents:
 Warrants and stock options                  697,300               954,700
                                        ------------          ------------
                                          13,344,900            13,335,500
                                        ------------          ------------
                                        ------------          ------------

 Net income                             $  2,336,800           $ 2,617,700
                                        ------------          ------------
                                        ------------          ------------

 Net income per share                   $        .18           $       .20
                                        ------------          ------------
                                        ------------          ------------

Net income per share is computed by using the weighted average number of common shares and equivalents assumed to be outstanding during the periods.




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